Exhibit 8.1

Subsidiaries of the registrant

No.	Company name in English	Jurisdiction of Incorporation
1	Nidec America Corporation	U.S.A
2	Nidec (Zhejiang) Corporation	China
3	Nidec (Dalian) Ltd.	China
4	Dalian Chengyue Automobile Component Manufacturing Corporation	China
5	Nidec (Dongguan) Ltd.	China
6	Nidec (Shaoguan) Ltd.	China
7	Nidec Electronics GmbH	Germany
8	Nidec Korea Corporation	South Korea
9	Nidec Taiwan Corporation	Taiwan
10	Nidec (Shanghai) International Trading Co., Ltd.	China
11	Nidec (H.K.) Co., Ltd.	China
12	Nidec (Shenzhen) Co., Ltd.	China
13	Nidec (Beijing) Co., Ltd.	China
14	Nidec (New Territories) Co., Ltd.	China
15	Nidec Vietnam Corporation	Vietnam
16	Nidec Automobile Motor (Zhejiang) Corporation	China
17	Nidec Kaiyu Auto Electric (Jiangsu) Co., Ltd.	China
18	Changzhou Dongyu Automobile Appliance And Motor Co., Ltd	China
19	Nidec Philippines Corporation	Philippines
20	Nidec Precision Philippines Corporation	Philippines
21	Nidec Subic Philippines Corporation	Philippines
22	Nidec Singapore Pte. Ltd.	Singapore
23	P.T. Nidec Indonesia	Indonesia
24	Nidec India Private Ltd.	India
25	Nidec Electronics (Thailand) Co., Ltd.	Thailand
26	Nidec Precision (Thailand) Co., Ltd.	Thailand
27	SC WADO Co., Ltd.	Thailand
28	Nidec Precision Malaysia Sdn. Bhd.	Malaysia
29	SC Wado Component (Cambodia) Co., Ltd.	Cambodia
30	Nidec Management Shanghai Corporation	China
31	Nidec Techno Motor Corporation	Japan
32	Nidec Seiko Corporation	Japan
33	Nidec Shibaura (Zhejiang) Co., Ltd.	China
34	Nidec Shibaura Electronics (Thailand) Co., Ltd.	Thailand
35	Nidec Shibaura (H.K.) Ltd.	China

No.	Company name in English	Jurisdiction of Incorporation
36	Nidec Shibaura (Shanghai) Co., Ltd.	China
37	Nidec-Kyori (Shanghai) Machinery Corporation	China
38	Nidec-Kyori (Zhejiang) Machinery Corporation	China
39	Nidec Machinery Corporation	Japan
40	Nidec Machinery (Thailand) Co., Ltd.	Thailand
41	Nidec Machinery (Zhejiang) Corporation	China
42	Nidec Machinery (Shanghai) Co., Ltd.	China
43	Nidec Global Service Corporation	Japan
44	Nidec Total Service (Zhejiang) Corporation	China
45	Nidec-Shimpo Corporation	Japan
46	Nidec-Read Corporation	Japan
47	Nidec-Read Taiwan Corporation	Taiwan
48	Nidec-Read Korea Corporation	South Korea
49	LuzCom, Inc.	Japan
50	Nidec-Read (Zhejiang) Corporation	China
51	Nidec Read (Thailand) Co., Ltd.	Thailand
52	Nidec-Shimpo America Corporation	U.S.A
53	Shimpo Drives Incorporation	U.S.A
54	Nidec-Shimpo Philippines Corporation	Philippines
55	Nidec-Shimpo (Shanghai) International Trading Co., Ltd.	China
56	Nidec-Shimpo (Zhejiang) Corporation	China
57	Nidec-Shimpo (H.K.) Co., Ltd.	China
58	Nidec-Shimpo Taiwan Corporation	Taiwan
59	Nidec-Shimpo India Sales & Trading Private Ltd.	India
60	Nidec-Shimpo do Brasil Importacao, Exportacoa e Comerico de Equipamentos Ltda.	Brazil
61	Nidec-Shimpo Korea Corporation	Korea
62	Minster Machine Corporation	U.S.A
63	Minster Machine GmbH	Germany
64	Ningbo Minster Industrial Machinery Co., Ltd.	China
65	Metal Forming Group LLC	U.S.A
66	Press Masters, LLC	U.S.A
67	Nidec Tosok Corporation	Japan
68	Nidec Tosok (Vietnam) Co., Ltd.	Vietnam
69	Nidec Tosok (Shanghai) Co., Ltd.	China
70	Nidec Tosok (Zhejiang) Corporation	China
71	Nidec Tosok Akiba (Vietnam) Co., Ltd.	Vietnam
72	Nidec Tosok Uogishi (Zhejiang) Corporation	China
73	Nidec Tosok Precision Vietnam Co., Ltd.	Vietnam
74	Nidec Copal Corporation	Japan
75	Nidec Copal Philippines Corporation	Philippines

No.	Company name in English	Jurisdiction of Incorporation
76	Nidec Copal (Vietnam) Co., Ltd.	Vietnam
77	Nidec Copal (Malaysia) Sdn. Bhd.	Malaysia
78	Niigata Nidec Copal Corporation	Japan
79	Nidec Copal (Thailand) Co., Ltd.	Thailand
80	Copal Optical and Electronic Machinery (Shanghai) Co., Ltd.	China
81	Nidec Copal (U.S.A) Corporation	U.S.A
82	Nidec Copal Hong Kong Co., Ltd.	China
83	Nidec Copal (Zhejiang) Co., Ltd.	China
84	Copal Yamada Corporation	Japan
85	Copal Yamada (Vietnam) Co., Ltd.	Vietnam
86	Nidec Copal Precision (Vietnam) Corporation	Vietnam
87	Nidec Copal Electronics Corporation	Japan
88	Nidec Copal Electronics, Inc.	U.S.A
89	Nidec Copal Electronics GmbH	Germany
90	Globa Service Inc.	Japan
91	Globa Sales Co., Ltd.	Japan
92	Nidec Copal Electronics (Shanghai) Co., Ltd.	China
93	Nidec Copal Electronics (Korea) Co., Ltd.	South Korea
94	Nidec Copal Electronics (Zhejiang) Co., Ltd.	China
95	Nidec Copal Electronics Singapore Pte. Ltd.	Singapore
96	Fujisoku Corporation	Japan
97	Hangzhou Keming Electronics., Ltd.	China
98	Nidec Copal Electronics (Taiwan) Co., Ltd.	Taiwan
99	Nidec Logistics Corporation	Japan
100	Nidec Logistics Consulting (Pinghu) Corporation	China
101	Nidec Logistics Singapore Pte. Ltd.	Singapore
102	Nidec Sankyo Corporation	Japan
103	Nidec Sankyo Service Engineering Corporation	Japan
104	Nidec Sankyo Music Box Corporation	Japan
105	Nidec Sankyo America Corporation	U.S.A
106	Nidec Sankyo Taiwan Corporation	Taiwan
107	Nidec Sankyo Singapore Pte. Ltd.	Singapore
108	Nidec Sankyo (Zhejiang) Corporation	China
109	Nidec Sankyo Vietnam Corporation	Vietnam
110	Nidec Sankyo Electronics (Shanghai) Corporation	China
111	Nidec Sankyo (H.K.) Co., Ltd.	China
112	Nidec Sankyo Electronics (Shaoguan) Co., Ltd.	China
113	Nidec Sankyo Electronics (Shenzhen) Corporation	China
114	Nidec Sankyo Europe GmbH	Germany
115	Nidec Sankyo Electronics (Dongguan) Corporation	China

No.	Company name in English	Jurisdiction of Incorporation
116	Nidec Sankyo (Thailand) Co., Ltd.	Thailand
117	Nidec Sankyo Tohoku Corporation	Japan
118	Nidec Nissin (H.K.) Co., Ltd.	China
119	Nidec Sankyo (Dongguan) Precision Corporation	China
120	P.T. Nidec Sankyo Precision Indonesia	Indonesia
121	Nidec Sankyo (Dalian) Corporation	China
122	Nidec Sankyo Vietnam (Hanoi) Corporation	Vietnam
123	Tammy Corporation	Japan
124	SCD Co., Ltd	South Korea
125	Nidec Motors & Actuators	France
126	Nidec Motors & Actuators (Germany) GmbH	Germany
127	NMA Property Verwaltungsgesellschaft	Germany
128	Nidec Motors & Actuators (Poland) Sp.Z o.o.	Poland
129	Nidec Motors & Actuators (Spain) S.A.	Spain
130	Nidec Motors & Actuators (USA) Inc.	U.S.A
131	Nidec Motors & Actuators (Mexico) S. de R.L. de C.V.	Mexico
132	Nidec Component Technology Co., Ltd.	Singapore
133	Nidec BMS Pte. Ltd.	Singapore
134	PT. Nidec Component Technology Indonesia	Indonesia
135	PT Pacific Coatings Batam	Indonesia
136	Nidec Component Technology Bangpa-In Co., Ltd.	Thailand
137	Nidec Component Technology (Thailand) Co., Ltd.	Thailand
138	Nidec Component Technology (Suzhou) Co., Ltd.	China
139	Nidec BMS (Suzhou) Co., Ltd.	China
140	Taima Casting Sdn. Bhd.	Malaysia
141	Nidec Servo Corporation	Japan
142	Nidec Servo Hotaka Corporation	Japan
143	Japan Servo Motors Singapore Pte, Ltd.	Singapore
144	PT. Japan Servo Batam	Indonesia
145	Nidec Servo (Hong Kong) Co., Ltd.	China
146	Nidec Servo (Changzhou) Corporation	China
147	Nidec Servo Vietnam Corporation	Vietnam
148	Nidec Servo Europe B.V.	Netherlands
149	Nidec Servo (Shanghai) Co., Ltd.	China
150	Nidec Motor Holdings Corporation	Japan
151	Nidec US Holdings Corporation	U.S.A
152	Nidec Motor Corporation	U.S.A
153	Nidec Motor Canada Corporation	Canada
154	Compania de Motores Domesticos, S.A. de C.V.	Mexico
155	Rotores S.A. de C.V.	Mexico

No.	Company name in English	Jurisdiction of Incorporation
156	Controles Electromecanicos de Mexico S.A. de C.V.	Mexico
157	Nidec Laminaciones de Acero, S.A. de C.V.	Mexico
158	Motores Reynosa, S.A. de C.V.	Mexico
159	Motores U.S. de Mexico S.A. de C.V.	Mexico
160	U.S.E.M. de Mexico, S.A. de C.V.	Mexico
161	Nidec SR Drives Manufacturing Ltd.	United Kingdom
162	Nidec SR Drives Ltd.	United Kingdom
163	Nidec Motor (Qingdao) Corporation	China
164	Nidec Motor Colombia SAS	Colombia
165	Emerson Venezuela C.A.	Venezuela
166	Nidec Motor Philippines Corporation	Philippines
167	Mallory Automotive Motors and Controls, LLC	U.S.A
168	Avtron Industrial Automation Inc. (Renamed to Nidec Avtron Automation Corporation on June 1, 2013.)	U.S.A
169	Avtron Industrial Automation Hong Kong, Ltd.	China
170	Avtron Industrial Automation Asia, Ltd.	China
171	Nidec Sole Motor Corporation S.R.L.	Italy
172	Nidec Sole Motor Hungary K.F.T.	Hungary
173	Nidec Seimitsu Corporation	Japan
174	Nidec Seimitsu Singapore Pte. Ltd.	Singapore
175	PT.Nidec Seimitsu Batam	Indonesia
176	Nidec Seimitsu Motor Technology (Dongguan) Co., Ltd.	China
177	Nidec Seimitsu America Corporation	U.S.A
178	Nidec Seimitsu (Hong Kong) Co., Ltd.	China
179	Nidec Seimitsu Motor Technology (Shenzhen) Co., Ltd.	China
180	Nidec Seimitsu Vietnam Corporation	Vietnam
181	Nidec ASI S.p.A.	Italy
182	Ansaldo Sistemi Industriali GmbH	Germany
183	Asi Industrial Systems Beijing Co., Ltd.	China
184	Ansaldo Sistemi Industriali SA	France
185	Ansaldo Sistemi Industriali RO S.r.l.	Romania
186	A/O Ansaldo VEI	Russia
187	Answer Drives S.r.l.	Italy
188	Anselectric LLC	U.S.A
189	Anselectric LLC	U.A.E
190	Nidec ASI Japan Corporation	Japan
191	Kinetek group, inc. (Renamed to Nidec Kinetek Corporation on June 1, 2013.)	U.S.A
192	Kinetek Holdings Corp.	U.S.A
193	Kinetek Industries, Inc.	U.S.A

No.	Company name in English	Jurisdiction of Incorporation
194	Kinetek European Holdings, LLC	U.S.A
195	Kinetek Luxco GP S.à.r.l.	Luxembourg
196	Kinetek Luxco GP S.à.r.l. & Partners S.C.S	Luxembourg
197	Kinetek Luxco S.à.r.l.	Luxembourg
198	Kinetek Italian Holdco 1 S.r.l.	Italy
199	Kinetek Italian Holdco 2 S.r.l.	Italy
200	T.E.A International S.r.l	Italy
201	Selin Sistemi, S.r.l	Italy
202	FIR Electromeccanica S.r.l	Italy
203	Sermed S.à.r.l..	France
204	Advanced Motors & Drives. Inc	U.S.A
205	Advanced D.C. Motors GmbH	Germany
206	Merkle-Korff Industries, Inc.	U.S.A
207	Merkle-Korff de Mexico S.A. de C.V	Mexico
208	Merkle-Korff Industries, Inc -dba Kinetek Advanced AC Solutions	U.S.A
209	Motion Control Engineering, Inc.	U.S.A
210	MCE Turkey, LLC	U.S.A
211	MCE International LLC	U.S.A
212	Kinetek Elevator Import Export & Mfg LLC	Turkey
213	Kinetek de Mexico S de R.L. de C.V.	Mexico
214	NTK Capital, Inc.	U.S.A
215	Kinetek Asia Holdings III Inc.	U.S.A
216	Kinetek JH Hong Kong Limited	China
217	Guangzhou Kinetek Jinghe Machine Co., Ltd.	China
218	Kinetek Asia Holdings IV, Inc.	U.S.A
219	Kinetek CMM Hong Kong Limited.	China
220	Changzhou Kinetek Motor Master Co., Ltd.	China
221	Kinetek UK Ltd.	United Kingdom
222	The Imperial Electric Company.	U.S.A
223	Tundra Equipment Company.	U.S.A
224	Valmark Industries, Inc.	U.S.A
225	Kinetek Electronics Systems Group Inc.	U.S.A
226	Kinetek Asia Holding, Inc.	U.S.A
227	Kinetek De Sheng (Foshan) Motor Co., Ltd.	China
228	Kinetek Asia Holdings II, Inc.	U.S.A
229	Kinetek ZX Hong Kong Limited	China
230	Wuxi Zhongxiu Kinetek Elevator Technology Co., Ltd.	China
231	Kinetek Asia Hong Kong Limited	China
232	Foshan Kinetek Commercial Trading Company Limited	China